UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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J.P. Morgan Exchange-Traded Fund Trust

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Q&A for Proxy Statement

Upcoming Shareholder Meeting for

J.P. Morgan Exchange-Traded Fund Trust

July 2, 2019

On June 11, 2019, the Board of Trustees of J.P. Morgan Exchange-Traded Fund Trust (the “Trust”) approved a new management agreement for each of the Funds. The proposed Management Agreement will require shareholder approval before it is implemented. If approved by shareholders of each Fund, the new agreement would result in the implementation of a single management fee (a “unitary fee”) in lieu of the fee structure currently in place for the Funds. In addition, if approved, this agreement would replace each Fund’s current investment advisory agreement, as well as its current administration and expense limitation agreements (the “Current Agreements”). This proposal will not result in an increase – and in certain cases will result in a decrease – in the Fund’s current net expense ratios or change the level of services provided by J.P. Morgan Investment Management Inc. (“JPMIM”) under the current investment advisory and administration agreements.

The proposed timeline is outlined as follows:

Record Date	June 24, 2019	Shareholders of record on this date for the Fund will be mailed proxy materials.
Mail Date	On or about July 2, 2019	The mailing will commence on or about July 2, 2019.
Shareholder Meeting	August 22, 2019	A shareholder meeting will be held to approve the proposed new management agreement.
Effective Date	November 1, 2019 or a later date after the management agreement is approved by a Fund’s shareholders.	The changes to a Fund will become effective on November 1, 2019 or such later date as is determined by the officers of the Trust after the management agreement is approved by a Fund’s shareholders.

What is the Board of Trustees’ recommendation?

The Board of Trustees approved the new management agreement at their June 11-12, 2019 Board meeting. The Board of Trustees recommends voting “FOR” this proposal in the proxy statement.

PROPOSED CHANGES

What is a unitary fee structure?

An expense structure where a fund pays an all-inclusive management fee to its adviser. In exchange for the unitary fee, the adviser (JPMIM) agrees to pay fund operating expenses (i.e. custodian, fund accounting, legal, trustee, audit, etc.).

Why are we making this change to our fee structure?

Most of the ETF industry uses unitary fee pricing. Unitary fee pricing eases client conversations regarding differences between gross and net expense ratios. Several client organizations do not / cannot capture an expense cap in their databases and therefore disclose the higher gross expenses for our ETFs. In addition, this change is intended to eliminate the downside risk to shareholders that Fund fees might increase during periods when Fund expenses increase or when Fund assets decline (making such expenses a larger percentage of Fund assets), particularly if current expense caps were changed or allowed to expire in the future.

For which funds is the new Management Agreement proposed?

We are proposing the new agreement for all the J.P. Morgan ETFs Trust, with the exception of the JPMorgan BetaBuilders U.S. Equity ETF (BBUS) and the JPMorgan BetaBuilders 1-5 Year Aggregate Bond ETF (BBSA). These funds were launched under a unitary fee structure.

Would clients pay more under the new unitary fee structure?

No. In all cases, the proposed unitary fee that clients will pay is the same or lower than the current Total Expense Ratio (TER).

What are the proposed fee changes?

Please see the summary table below.

Subject to shareholder approval

	Management Fees / Total Expenses
Fund Name	Current IA Fee	Current TER	Proposed Unitary Fee
JPMorgan BetaBuilders Canada ETF	19	19	19
JPMorgan BetaBuilders Developed Asia ex-Japan ETF	19	19	19
JPMorgan BetaBuilders Europe ETF	9	9	9
JPMorgan BetaBuilders Japan ETF	19	19	19
JPMorgan Corporate Bond Research Enhanced ETF	14	14	14
JPMorgan Diversified Return Emerging Markets Equity ETF	44	45	44
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	24	24	24
JPMorgan Diversified Return U.S. Small Cap Equity ETF	29	29	29
JPMorgan Municipal ETF	24	24	24
JPMorgan U.S. Aggregate Bond ETF	7	7	7
JPMorgan Income Builder Blend ETF	45	45	45
JPMorgan Diversified Alternatives ETF	60	85	85
JPMorgan Diversified Return International Equity ETF	24	38	37
JPMorgan Core Plus Bond ETF	30	40	40
JPMorgan Event Driven ETF	75	85	85
JPMorgan Long/Short ETF	60	69	69
JPMorgan Managed Futures Strategy ETF	50	59	59
JPMorgan Diversified Return Europe Equity ETF	30	38	37
JPMorgan USD Emerging Markets Sovereign Bond ETF	32	39	39
JPMorgan Diversified Return Global Equity ETF	24	38	29
JPMorgan Ultra-Short Income ETF	15	18	18
JPMorgan Ultra-Short Municipal Income ETF	15	18	18
JPMorgan BetaBuilders MSCI US REIT ETF	12	11	11
JPMorgan Diversified Return U.S. Equity ETF	23	19	18
JPMorgan Global Bond Opportunities ETF	55	55	50
JPMorgan Disciplined High Yield ETF*	30	40	24
JPMorgan U.S. Dividend ETF	23	12	12
JPMorgan U.S. Minimum Volatility ETF	23	12	12
JPMorgan U.S. Momentum Factor ETF	23	12	12
JPMorgan U.S. Quality Factor ETF	23	12	12
JPMorgan U.S. Value Factor ETF	23	12	12

Shaded areas reflect funds where the unitary fee would be lower than the current TER.

*The expense cap on the JPMorgan Disciplined High Yield ETF will be lowered to 0.24% on or about September 9, 2019. This change will occur regardless of whether shareholders approve the unitary fee for this Fund.

Will there be any changes to the operations or service providers of the funds?

No material changes to the operations of the Funds or the Funds’ service providers are expected if the proposal is approved.

ADDITIONAL INFORMATION

How do shareholders vote?

Shareholders may vote their Fund shares via physical mail, via the Internet by following the instructions in the proxy voting instructions, by telephone using the toll-free number listed in the proxy voting instructions, or in person at the Meeting. For more information on how to vote, the Funds’ proxy solicitor, AST Fund Solutions, LLC can be reached at 1 (800) 848-3374.

What happens if the shareholders do not vote their proxy?

All shareholders are encouraged to vote their shares. AST Fund Solutions, LLC has been retained to assist us with this process to the extent necessary. Shareholders who do not vote their shares may receive a telephone call or additional mailings encouraging them to vote their shares.

What happens if a shareholder needs a copy of a proxy statement, a proxy card or other proxy materials?

Shareholders can receive additional copies of any proxy materials, including the Proxy Statements, proxy cards and voting instructions, by calling AST Fund Solutions, LLC at 1 (800) 848-3374.

What happens if shareholders of one or more Funds do not approve the new Management Agreement?

The management agreement will take effect for all Funds that approve the proposal, regardless of whether the shareholders of the remaining Funds approve the proposal. If the management agreement is not approved by shareholders of a Fund, the current arrangements will continue, but there is no assurance that current expense caps will continue after they expire.

Investors should carefully consider the investment objectives and risks as well as charges and expenses of the JPMorgan ETF before investing. The summary and full prospectuses contain this and other information about the ETF. Read the prospectus carefully before investing. Call 1-844-4JPM-ETF or visit www.jpmorganETFs.com to obtain a prospectus.

J.P. Morgan ETFs are distributed by JPMorgan Distribution Services, Inc., which is an affiliate of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the funds. JPMorgan Distribution Services, Inc. is a member of FINRA.

J.P. Morgan Asset Management is the brand name for the asset management business of JPMorgan Chase & Co., and its affiliates worldwide.